EXHIBIT 10.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This First Amendment to Term Loan Agreement (this “Amendment”) is entered into as of September 6, 2011, by and between CHEROKEE INC., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS

A.            Bank has provided a term loan to Borrower pursuant to the terms, conditions and other provisions of that certain Term Loan Agreement dated as of February 16, 2011 by and between Borrower and Bank (as such document may have been previously amended, modified, revised, supplemented, extended, restated or replaced, the “Existing Agreement”).

B.            Borrower and Bank have agreed to certain amendments and modifications of the Existing Agreement on the terms and conditions described herein.

C.            The Existing Agreement, as amended and modified by this Amendment, is referred to hereinafter as the “Agreement.”

AGREEMENT

1.             RECITALS AND DEFINITIONS.  The Recitals above are incorporated herein by this reference as if fully set forth herein.  Capitalized terms not defined in the Recitals or otherwise in this Amendment shall have the meanings ascribed to them in the Existing Agreement, or if not defined in the Existing Agreement, the meanings ascribed to them by generally accepted accounting principles.

2.             MODIFICATION OF DEFINITIONS.

2.1           The definition of “Fixed Charge Coverage Ratio” as set forth in Section 1.12 of the Existing Agreement is hereby amended and restated as follows:

1.12         “Fixed Charge Coverage Ratio” for any period of measurement, means the ratio of (a) EBITDAR, minus maintenance capital expenditures (measured at 50% of depreciation expense), minus cash taxes, minus cash dividends, to (b) scheduled amortization of long term debt, plus cash interest expense, plus rent/lease expense.

2.2           The definition of “Tangible Net Worth” as set forth in Section 1.35 of the Existing Agreement is hereby amended and restated as follows:

1.35         “Tangible Net Worth” means net worth less intangible assets (including patents, trademarks and debt issuance; provided, however, that intangible assets acquired by Borrower from the Closing Date which are permitted under Section 9.12 shall not reduce Tangible Net Worth), and less loans to shareholders, affiliates and employees.

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2.3           Effective as of April 30, 2011, Section 9.4(A) of the Existing Agreement is hereby amended and restated as follows:

A.            Fixed Charge Coverage Ratio.  Borrower shall maintain its Fixed Charge Coverage Ratio at a ratio not less than 1.25:1.00, measured quarterly on a trailing 12 month basis, as of the last day of each quarter.  For the fiscal quarters ending April 30, 2011, July 31, 2011 and October 31, 2011, the Fixed Charge Coverage Ratio will be measured on a Fiscal 2012 year-to-date basis.

2.4           Effective as of April 30, 2011, Section 9.4(B) of the Existing Agreement is hereby amended and restated as follows:

B.            Minimum Tangible Net Worth. Borrower shall maintain its Tangible Net Worth at an amount not less that $1,200,000 for the fiscal quarter ending April 30, 2011, and for the second fiscal quarter ending July 31, 2011, at an amount not less than $5,500,000 plus new equity issued and less treasury stock purchased during such second fiscal quarter (“Base Line Amount”).  For each fiscal quarter thereafter, Borrower shall maintain its Tangible Net Worth at an amount not less than the Base Line Amount plus 25% of the aggregate quarterly positive net profit of Borrower (with no reduction for a net loss) plus accumulated new equity issued less accumulated treasury stock purchased, for each quarter ending after the Borrower’s second fiscal quarter ending July 31, 2011, measured quarterly as of the last day of each quarter.

2.5           Section 9.12 of the Existing Agreement is hereby amended and restated as follows:

9.12         Investments and Subsidiaries.  Borrower shall not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person or Affiliate if the aggregate amount of such loans, advances or investments exceeds $100,000 at any time.  Notwithstanding the above, so long as no Event of Default exists or results therefrom, Borrower may make acquisitions that satisfy the following: (i) the aggregate cash and non-cash consideration paid therefore is not greater than $5,000,000 in any fiscal year and not greater than $10,000,000 in the aggregate, measured at any time, and (ii) prior to the closing of any such acquisition, Borrower has delivered to Bank the purchase agreements and documents related to such acquisition.

3.             REPRESENTATIONS, WARRANTIES AND COVENANTS.  Before and after giving effect to this Amendment, the representations and warranties in the Existing Agreement shall be true and correct as though such representations and warranties were made on the date hereof.  The execution by Borrower of this Amendment shall be deemed a representation that Borrower has complied with the foregoing condition.  In addition, Borrower reaffirms all covenants contained in the Agreement, as though such covenants were made on the date hereof.

All of the terms of the Existing Agreement, except as expressly amended by this Amendment, shall remain unchanged and in full force and effect, and the remaking of the representations and warranties, and reaffirmation of the covenants, does not in any way limit the continued applicability of all the provisions of the Existing Agreement, as amended by this Amendment.

4.             CONDITIONS TO EFFECTIVENESS.  This Amendment shall become effective upon the execution in full and delivery to Bank of this Amendment.

5.             MISCELLANEOUS.

5.1           This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.2           This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.3           Each party to this Amendment shall perform any further acts and sign and deliver any further documents and/or instruments that are reasonably necessary to carry out the provisions of this Amendment.

5.4           Except as expressly modified herein or in other writings executed by Bank, Existing Agreement and the Term Loan Documents remain unmodified and in full force and effect.

5.5           This Amendment shall apply to, inure to the benefit of, and bind all parties hereto and their respective heirs, legatees, devisees, administrators, executors, successors and assigns; provided, however, that Borrower and Guarantors may not assign or transfer their obligations hereunder or under the Agreement without the prior written consent of Bank.

5.6           Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.7           Borrower and Guarantors hereby acknowledge and agree that Bank’s execution and performance of this Amendment does not obligate Bank to make any future modifications to the Agreement or the Term Loan Documents.

5.8           This Amendment contains the entire agreement and understanding concerning the subject matter herein, supersedes and replaces all prior negotiations and agreements among the parties hereto, or any of them, whether oral or written, and may not be modified or amended without the written consent of all the parties hereto.

5.9           Understanding of Borrower and Guarantors.

PRIOR TO SIGNING THIS AMENDMENT, BORROWER AND GUARANTORS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDMENT AND ANY AND ALL TERM LOAN DOCUMENTS.

IN WITNESS WHEREOF, each of Borrower and Bank agree to the terms and conditions of this Amendment as set forth above.

Dated as of September 6, 2011

Borrower:

CHEROKEE INC., a Delaware corporation

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lisa Stavro
Name:	Lisa Stavro
Title:	Vice President

REAFFIRMATION OF GUARANTY

The undersigned (“Guarantor”), has executed a Continuing Guaranty (Unlimited), dated as of February 16, 2011 (as amended, restated or otherwise modified from time to time, the “Guaranty”), in favor of U.S. Bank National Association (“Bank”) respecting the obligations of CHEROKEE INC., a Delaware corporation (the “Borrower”), owing to Bank.

Guarantor acknowledges the terms of the attached amendment (the “Amendment”), and reaffirms and agrees that (a) the Guaranty executed by the undersigned shall remain in full force and effect, (b) nothing in such Guaranty obligates Bank to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmation of the Guaranty, and (c) no requirement to so notify the undersigned or to seek reaffirmation in the future shall be implied by the execution of this reaffirmation.

Date: as of September 6, 2011

Guarantor:

SPELL C, LLC,
a Delaware limited liability company

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO